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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of First International Bancorp, Inc. of our report dated March 23, 2001 relating to the financial statements, which appears in First International Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
April 9, 2001